SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement (“Agreement”) is entered into by and between Peak Bio, Inc. (the “Company”), and Stephen LaMond (referred to herein as “Employee”), as of the last date set forth on the signature page hereof (the “Execution Date”) but effective as of the Effective Date defined in Section 18. The Company and Employee are referred to herein as the “Parties.”

WHEREAS, Employee is currently employed by the Company in the position of Interim Chief Executive Officer and Chief Operating Officer pursuant to the terms of his Offer Letter dated January 21, 2022 as amended on March 1, 2022, together with several consulting and employment offer letters between Employee and Peak Bio, Inc and pH Pharma, Inc. and signed by Employee (the “Offer Letters”);

WHEREAS, Employee and the Company have mutually agreed that Employee’s employment will terminate in accordance with the terms of this Agreement; and

WHEREAS, the Parties wish to establish the terms of Employee’s separation and resolve any and all disputes and demands that Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Employee’s employment with, or separation from, the Company.

NOW THEREFORE, in consideration of the mutual promises and release contained in this Agreement, Employee and the Company agree and promise as follows:

1.
Separation Date. Employee’s last day of full-time active employment with the Company shall be on August 31, 2024 (“Separation Date”). Subject to Employee timely signing this Agreement and not revoking it in any manner, Employee and Company agree to abide by the terms of this Agreement. Furthermore, Employee shall transition all actions, reports, summaries, documents, and any and all other information necessary for a smooth transition of Employee’s current work-related activities, functions, and open items to the person designated by the Chairman of the Board.

2.
Final Compensation. Employee agrees that such payment(s) set forth in paragraph 5 below represent all compensation to which he is entitled in connection with his employment with the Company.
3.
D&O Coverage: Stephen LaMond will be covered by the Company’s and any surviving entities D&O insurance currently for Peak Bio, Inc. (and if needed pH Pharma, Inc.) and any future merger or acquisition partners for the life of this agreement for past, current and future considersations.
4.
Health Care Coverage: Coverage will include twenty-four (24) months of total Health Care Coverage equivalence, which will include a combination of COBRA for Eighteen

(18) months, (the maximum allowable under COBRA), and will also include an additional six (6) months of cash payments, as set forth in paragraph 7b below, to be included in the monthly consulting fee to have the effect of twenty-four (24) months of Health Care Coverage.

5.
COBRA Eligibility. Regardless of whether Employee signs this Agreement, Employee’s eligibility for continuation of health care coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) will not be altered by this Agreement. If Employee and/or Employee’s dependents become eligible for continuation of health care coverage under COBRA as a result of the termination of Employee’s employment, COBRA’s procedures and rules will apply. Notice of Employee’s rights and obligations concerning continuation of coverage shall be sent to Employee under separate cover promptly after the Separation Date in accordance with applicable law.
6.
Status of Employee Benefits. Except as expressly provided otherwise in this Agreement, Employee’s participation in all employee benefits plans of the Company shall end as of the Separation Date in accordance with the terms of those plans.
7.
Consideration. In consideration for and subject to Employee (i) timely signing this Agreement, (ii) not revoking this Agreement, and (iii) complying with the terms of this Agreement (including, without limitation, the waiver and release of claims pursuant to Section 8, the Company shall reimburse Employee for the full amount of premiums incurred and paid by Employee for up to eighteen months (18) of COBRA continuation of health care coverage, provided that Employee timely and properly elects such coverage (the “Severance Benefits”) and beginning on September 1, 2024. If Employee receives health insurance from any other source, the Company will no longer continue to be liable to pay for COBRA continuation.

Additionally, as further consideration for the Employee complying with this Agreement, Company shall:

a.
Grant to Employee 875,000 shares in the form of a Stock Option with a Strike Price of $0.80 and vesting (i) 33% on the grant date expected to be September 16, 2024, after the filing of the S8, (ii) 33% on December 31, 2024, and (iii) 34% on December 31, 2025 providing no breach has occurred. The Stock Options may only be exercised after the completion of Company’s current contemplated merger or a decision is made by the Peak Bio Board to terminate the merger transaction.
b.
The Employee shall receive a total consulting fee of $500,000 plus the additional consideration for the six (6) months of healthcare coverage of $24,300 payable in twenty-four (24) equal installments of $21,845.83 beginning on September 1, 2024 and ending with the final payment on August 1, 2026. So long as Employee is not in breach of this Agreement and/or any consulting agreement that the Company may, in its own discretion, enter into with the Employee, Company shall continue to pay the monthly fee up to a maximum of $524,300. In addition, the COBRA benefits, (reimbursed directly to employee upon proof of payment), will be paid separately or in conjuction with the monthly consulting fee. If Employee dies prior to all monthly payments being made, his designated beneficiaries and/or survivor shall receive the payments.

The Employee understands, acknowledges, and agrees that these benefits exceed what the Employee is otherwise entitled to receive on separation from employment, and that these benefits are being given as consideration in exchange for executing this Agreement, including the general release and other covenants contained herein. The Employee further acknowledges that the Employee is not entitled to any additional payment or consideration not specifically referenced in this Agreement.

8.
Release.
8.1
Employee's General Release and Waiver of Claims. In exchange for the consideration provided in this Agreement, the Employee and the Employee’s heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Company, including the Company’s parents, subsidiaries, affiliates, predecessors, successors, and assigns, and each of its and their respective officers, directors, managers, employees, shareholders, in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of actions, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys' fees) of any kind whatsoever, whether known or unknown (collectively, “Claims”), that Releasors may have or have ever had against the Released Parties, or any of them, arising out of, or in any way related to the Employee’ hire, benefits, employment, termination, or separation from employment with the Company, by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of the Employee's execution of this Agreement, including, but not limited to:
(a)
any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the Age Discrimination in Employment Act (ADEA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Immigration Reform and Control Act (IRCA), all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;
(b)
any and all claims under the state or Federal Civil Rights Act (CRA), the Whistleblower Protection Act (WA), Workers' Compensation Law Retaliation Act (WCA), Wage Discrimination Law, Minimum Wage Act, Equal Pay Law, AIDS Act, Discrimination on the Basis of Sickle Cell Trait Law, OSHA, the Constitution all including any amendments and their respective implementing regulations, and any other state or local law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

(c)
any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released;
(d)
any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, violation of biometric and data privacy laws, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and
(e)
any and all claims for monetary or equitable relief, including but not limited to attorneys' fees, back pay, front pay, reinstatement, experts' fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties.
8.2
Specific Release of ADEA. In further consideration of the benefits provided to Employee in this Agreement, the Releasors hereby irrevocably and unconditionally waive, release, and discharge the Released Parties from any and all Claims, whether known or unknown, from the beginning of time through the date of Employee’s execution of this Agreement, arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Agreement, Employee hereby acknowledges and confirms that:
(a)
Employee has read this Agreement in its entirety and understands all of its terms;
(b)
by this Agreement, Employee has been advised in writing to consult with an attorney, and has consulted with such counsel, to the extent Employee has deemed necessary before signing this Agreement;
(c)
Employee knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it;
(d)
Employee is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which Employee is otherwise entitled;
(e)
Employee was given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of Employee’s choice,

although Employee may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period; and
(f)
Employee understands that Employee has seven (7) days from the date of signing this Agreement to revoke the release in this paragraph, and may do so by delivering notice of revocation to the Chairman of the Compensation Committee, Jim Neal, by email (_______) before the end of the seven-day period; provided, however, that Employee understands and acknowledges that should Employee choose to revoke this ADEA release, the Agreement as a whole will fail to become effective and Employee will not receive or be entitled to the Severance Benefits described in Section 5.

In the event Employee executes this Agreement prior to the expiration of the twenty-one

(21) day period during which Employee may consider it, Employee represents and acknowledges that he has done so voluntarily and of his own free will without any coercion or compulsion of any nature by the Company or anyone associated with the Company. In signing this Agreement, the Employee acknowledges and agrees that the waivers contained herein are essential and material terms of this Agreement.

8.3
Excluded Claims. This general release and waiver of claims excludes, and Employee does not waive, release, or discharge:
(a)
any Claims arising from a breach of this Agreement or rights to enforce this Agreement;
(b)
any rights and Claims that may arise after the date on which Employee signs this Agreement;
(c)
Employee’s ability to seek continuation of health coverage under Company’s Group Health Plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA), in accordance with COBRA and/or Plan requirements;
(d)
any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements;
(e)
any rights to indemnification Employee may have under the Company’s Articles of Incorporation, Bylaws, this Agreement, or a separate indemnification agreement, as applicable, including any rights Employee may have under directors and officers insurance policies and rights or claims of contribution or advancement of expenses; and
(f)
claims which cannot be waived by law, such as claims for unemployment benefit rights and workers’ compensation (other than any retaliation claims under these statutes, which are expressly waived).

8.4
Permitted Disclosures. Nothing in this Agreement prohibits or prevents Employee from:
(a)
filing an administrative charge or complaint with, or participating testifying, or assisting in any investigation, hearing, whistleblower proceeding or other proceeding before any federal, state, or local government agency, nor does anything in this Agreement preclude, prohibit, or otherwise limit, in any way, Employee’s rights and abilities to contact, communicate with, report matters to, or otherwise participate in any whistleblower program administered by any such agencies, although Employee waives any right to monetary relief related to such a charge or administrative complaint unless such right cannot be waived pursuant to applicable laws; and
(b)
reporting allegations of unlawful conduct, including criminal conduct and unlawful employment practices, to federal, state, or local authorities.
9.
Unemployment Benefits. If the Employee applies for unemployment benefits, the Company will respond truthfully, completely, and timely to any inquiries by any such agency requesting any information. The Company, in its sole discretion, may contest any such filing.
10.
No Outstanding or Known Future Claims/Causes of Action. Employee affirms that Employee has not filed with any governmental agency or court any type of action or report against Company or any of the Released Parties, and currently knows of no existing act or omission that may constitute a claim or liability excluded from the releases in Sections 6.1 and 6.2 above.
11.
Post-Termination Obligations.
11.1
Confidentiality of the Agreement. The Employee shall keep this Agreement confidential and shall not disclose its terms to anyone except his immediate family, legal counsel, financial consultant, or tax advisor with whom he chooses to consult regarding his consideration of this Agreement (each, a “Permitted Consultant”) or pursuant to court order, subpoena or as otherwise required by law. Employee represents that, prior to disclosing this Agreement or its terms to any Permitted Consulted, he has instructed or will instruct such Permitted Consultant to keep all terms of this Agreement in strictest confidence and to not disclose them to anyone.
12.
Return of Property. Employee shall return all Company property in his possession or control no later than the Separation Date, including, without limitation, all documents, devices, equipment, keys, security passes, credit cards, hardware, and all data and information comprising Proprietary Information and any copies thereof. Employee shall delete any Proprietary Information from any laptop, computer hard drive, or computer system within Employee’s possession or control that is not owned or licensed by the Company.
13.
Breach of this Agreement. If Employee breaks any of his promises in this Agreement, Employee: (a) shall forfeit all right to future benefits under this Agreement; (b) must repay all benefits previously received pursuant to this Agreement, upon the Company’s demand; and (c) must pay reasonable attorneys’ fees and all other costs incurred as a result of Employee’s breach or false representation, such as the cost of defending any suit brought with respect to a released claim by Employee or other owner of a released claim.
14.
Entire Agreement. This Agreement represents the entire agreement and understanding between the company and Employee concerning Employee’s separation from the Company and supersedes and replaces any and all prior agreements and understandings between the Parties pertaining to the subject matter hereof. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, executors, successors and assigns.
15.
Severability. Should any term of this Agreement be declared illegal, invalid or unenforceable by any court of competent jurisdiction, and if such provision cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.
16.
Modification and Waiver. No provision of this Agreement may be amended or modified unless the amendment or modification is agreed to in writing and signed by the Employee and by the Company’s Chief Executive Officer. Failure to insist on compliance with any term or condition contained in this Agreement shall not be deemed a waiver of that term or condition, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.
17.
Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without regard to choice or conflict of law principals, and the Parties agree that the courts of the State of Delaware shall be the exclusive form for any disputes between Employee and the Company.
18.
Attorneys’ Fees. In the event that any action, suit, or other legal or administrative proceeding is instituted or commenced by either party against the other party arising out of or related to this Agreement, the prevailing party is entitled to recover its reasonable attorneys’ fees and courts costs from the non-prevailing party.
19.
Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of executed counterpart’s signature page of this Agreement by facsimile, electronic mail in portable document format (.pdf), or by any other electronic means shall have the same effect as delivery of an executed original of this Agreement.
20.
Knowing and Voluntary Acknowledgement/Effective Date. Employee specifically agrees and acknowledges that:
(a)
Employee has read this Agreement in its entirety and understands all of its terms;
(b)
by this Agreement, Employee has been advised to consult with an attorney before executing this Agreement, and has consulted with such counsel, who helped to negotiate this Agreement, as Employee deemed necessary;
(c)
Employee knowingly, freely, and voluntarily assents to all of its terms and conditions including, without limitation, the waiver, release, and covenants contained herein;

(d)
Employee is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which Employee is otherwise entitled; and
(e)
Employee is not waiving or releasing rights or claims that may arise after Employee executes this Agreement.

This Agreement shall not become effective until the eighth (8th) day after Employee signs, without revoking, this Agreement (the “Effective Date”). No consideration due to Employee under this Agreement shall be made before the Effective Date of this Agreement.

[Signature Page Follows]

EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS HAD AT LEAST TWENTY-ONE DAYS IN WHICH TO REVIEW THIS AGREEMENTAND CONSULT WITH AN ATTORNEY OF EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT. EMPLOYEE FURTHER ACKNOWLEDGES THAT EMPLOYEE’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE EMPLOYER FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date(s) set forth below.

PEAK BIO, INC.:

By: /s/ Jim Neal

Name: Jim Neal

Title: Director and Chairman of Compensation Committee

Dated: August 27, 2024

Stephen LaMond:

Signature: /s/ Stephen LaMond

Name: Stephen LaMond

Dated: August 27, 2024